                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

                               ------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS           60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ------------------

                                    CRANE CO.
         (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)


DELAWARE                                              13-1952290
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

100 FIRST STAMFORD PLACE
STAMFORD, CONNECTICUT                                 06902
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of March, 1999.


          THE FIRST NATIONAL BANK OF CHICAGO,
          TRUSTEE

          BY /s/ SANDRA L. CARUBA
             ---------------------------------
             SANDRA L. CARUBA
             VICE PRESIDENT


* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                            March 8, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between Crane Co. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO



                                  BY: /s/ SANDRA L. CARUBA
                                     ---------------------------------------
                                     SANDRA L. CARUBA
                                     VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                       Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS     C400
                                                                                ---------------------------     ----

ASSETS
1.    Cash and balances due from depository institutions (from Schedule
      RC-A):                                                                    RCFD
      a. Noninterest-bearing balances and currency and coin(1)..........        0081          5,585,982          1.a
      b. Interest-bearing balances(2)...................................        0071          4,623,842          1.b
2.    Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A)......        1754                  0          2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)...        1773         11,181,405          2.b
3.    Federal funds sold and securities purchased under agreements to
      resell ...........................................................        1350          9,853,544          3.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule                RCFD
         RC-C)..........................................................        2122         31,155,998          4.a
      b. LESS: Allowance for loan and lease losses......................        3123            411,963          4.b
      c. LESS: Allocated transfer risk reserve..........................        3128              3,884          4.c
      d. Loans and leases, net of unearned income, allowance, and               RCFD
         reserve (item 4.a minus 4.b and 4.c)...........................        2125         30,740,151          4.d
5.    Trading assets (from Schedule RD-D)...............................        3545          7,635,778          5.
6.    Premises and fixed assets (including capitalized leases)..........        2145            739,925          6.
7.    Other real estate owned (from Schedule RC-M)......................        2150              4,827          7.
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)....................................        2130            202,359          8.
9.    Customers' liability to this bank on acceptances outstanding              2155            269,516          9.
10.   Intangible assets (from Schedule RC-M)............................        2143            291,665         10.
11.   Other assets (from Schedule RC-F).................................        2160          3,071,912         11.
12.   Total assets (sum of items 1 through 11)..........................        2170         74,200,906         12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago  Call Date:  12/31/98 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                       Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                          DOLLAR AMOUNTS IN
                                                                                              THOUSANDS
                                                                                              ---------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C                RCON
         from Schedule RC-E, part 1).................................         2200           22,524,140          13.a
         (1) Noninterest-bearing(1) .................................         6631           10,141,937          13.a1
         (2)  Interest-bearing.......................................         6636           12,382,203          13.a2

      b. In foreign offices, Edge and Agreement subsidiaries, and             RCFN
         IBFs (from Schedule RC-E, part II)..........................         2200           19,691,237          13.b
         (1) Noninterest bearing.....................................         6631              408,126          13.b1
         (2) Interest-bearing........................................         6636           19,283,111          13.b2
14.   Federal funds purchased and securities sold under agreements
      to repurchase: ................................................         RCFD 2800       9,113,686          14
15.   a. Demand notes issued to the U.S. Treasury ...................         RCON 2840         120,599          15.a
      b. Trading Liabilities(from Sechedule RC-D)....................         RCFD 3548       6,797,927          15.b

16.   Other borrowed money:                                                   RCFD
      a. With original maturity of one year or less..................         2332            5,385,355          16.a
      b. With original  maturity of more than one year...............         A547              327,126          16.b
      c. With original maturity of more than three years.............         A548              316,411          16.c

17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding........         2920              269,516          18.
19.   Subordinated notes and debentures..............................         3200            2,400,000          19.
20.   Other liabilities (from Schedule RC-G)    .....................         2930            2,137,443          20.
21.   Total liabilities (sum of items 13 through 20).................         2948           69,083,440          21.
22.   Not applicable

EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus..................         3838                    0          23.
24.   Common stock...................................................         3230              200,858          24.
25.   Surplus (exclude all surplus related to preferred stock).......         3839            3,201,435          25.
26.   a. Undivided profits and capital reserves   ...................         3632            1,695,446          26.a
      b. Net unrealized holding gains (losses) on available-for-sale
         securities..................................................         8434                6,349          26.b
27.   Cumulative foreign currency translation adjustments   .........         3284               13,378          27.
28.   Total equity capital (sum of items 23 through 27)     .........         3210            5,117,466          28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28)..........................         3300           74,200,906          29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number             -----------
     of the statement below that best describes              N/A  Number
     the most comprehensive level of auditing work                M.1.
     performed for the bank by independent                   -----------
     external auditors as of any date during 1996 .......... RCFD 6724


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)


4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.